As filed with the Securities and Exchange Commission on March 1, 2006
Registration No. 333-130035

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 4
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Tim Hortons Inc.
(Exact name of registrant as specified in its charter)

Delaware	5812	51-0370507
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
874 Sinclair Road
Oakville, Ontario L6K 2Y1
Canada (905) 845-6511
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801 (302) 658-7581
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
As soon as practicable after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)
Copies to:

Leon M. McCorkle, Jr. Executive Vice President, General Counsel and Secretary Wendy’s International, Inc. P.O. Box 256 4288 West Dublin-Granville Road Dublin, Ohio 43017-0256 (614) 764-3100	J. Steven Patterson Akin Gump Strauss Hauer & Feld LLP Robert S. Strauss Building 1333 New Hampshire Avenue, N.W. Washington, D.C. 20036-1564 (202) 887-4000 (202) 887-4288	Robert E. Buckholz, Jr. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004-2498 (212) 558-4000 (212) 558-3588
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Calculation of Registration Fee

	Proposed Maximum	Amount Of
Title Of Each Class Of Securities To Be Registered	Aggregate Offering Price(2)	Registration Fee(3)

Common stock, $0.001 par value per share, including the associated preferred share purchase rights(1)	667,000,000	71,369.00

(1)	Preferred share purchase rights, if any, will be reflected in the market price of the common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to rule 457(o). The proposed maximum aggregate offering price includes amounts attributable to shares the underwriters may purchase to cover over-allotments, if any.

(3)	Of the total amount owed, $64,200 was paid on December 1, 2005, in connection with the filing of the Registration Statement that is amended hereby.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Footnote
      The sole purpose of this amendment is to file Exhibits 4.1, 10.9 and 10.10 to the registration statement as indicated in the Exhibit Index of the amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, 16 or 17 of Part II of the registration statement. Accordingly, this amendment constitutes only of the facing page, this explanatory note, the signature page to the registration statement, the Exhibit Index of the registration statement and Exhibits 4.1, 10.9 and 10.10.

SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oakville, Province of Ontario, on March 1, 2006.

Tim Hortons Inc.

By:	/s/ Cynthia J. Devine

Name: Cynthia J. Devine

Title:	Executive Vice President and Chief Financial Officer
       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 1, 2006.

Signature		Title

* Paul D. House		Chief Executive Officer and President (principal executive officer); Director

/s/ Cynthia J. Devine Cynthia J. Devine		Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer); Director

* John T. Schuessler		Chairman of the Board; Director

* Kerrii B. Anderson		Director

* David P. Lauer		Director

* David H. Lees		Director

* Frank Iacobucci		Director

* James V. Pickett		Director

*By	/s/ Cynthia J. Devine Cynthia J. Devine Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.		Description of Exhibit

1	.1*	Form of Underwriting Agreement
3	.1**	Amended and Restated Certificate of Incorporation of Tim Hortons Inc.
3	.2**	Amended and Restated By-laws of Tim Hortons Inc.
4.1		Rights Agreement
5	.1**	Opinion of Akin Gump Strauss Hauer & Feld LLP
10	.1**	Form of Master Separation Agreement
10	.2**	Form of Shared Services Agreement
10	.3**	Form of Tax Sharing Agreement
10	.4**	Form of Registration Rights Agreement
10	.5**	2006 Stock Incentive Plan
10	.6**	Executive Annual Performance Plan
10	.7**	Form of Officer Indemnification Agreement
10	.8**	Form of Director Indemnification Agreement
10.9		Senior Facilities Credit Agreement
10.10		Bridge Facility Credit Agreement
21	.1**	List of Subsidiaries
23	.1**	Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of its opinion filed as Exhibit 5.1 hereto)
23	.2**	Consent of PricewaterhouseCoopers LLP
24	.1**	Powers of Attorney
24	.2**	Powers of Attorney

*	To be filed by amendment.

**	Previously filed.

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